UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
January 20, 2012

INVESTORS REAL ESTATE TRUST
(Exact name of registrant as specified in its charter)

North Dakota	0-14851	45-0311232
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 31st Avenue SW, Suite 60 Minot, North Dakota 58702
(Address of principal executive offices, including zip code)

(701) 837-4738 (Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(b))

_________________________________________________________________________________________

8.01.           Other Events.

On January 20, 2012, Investors Real Estate Trust (“IRET”) and its operating partnership, IRET Properties, entered into a continuous equity offering program sales agreement (the “Sales Agreement”) with BMO Capital Markets Corp. (“BMO”).  Pursuant to the Sales Agreement, IRET may offer and sell its common shares of beneficial interest, no par value per share, having an aggregate offering price of up to $100 million (the “Shares”), from time to time through BMO as IRET’s sales agent.  Sales of the Shares, if any, under the program will depend upon market conditions and other factors to be determined by IRET and may be made in negotiated transactions or transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on the NASDAQ Global Select Market or sales made to or through a market maker other than on an exchange.  IRET has no obligation to sell any of the Shares under the Sales Agreement and may at any time suspend solicitations and offers under the Sales Agreement.  BMO is not required to sell any specific number or dollar amount of Shares but has agreed to use its commercially reasonable efforts to sell the Shares, as instructed by IRET.

The Shares sold under the Sales Agreement will be issued pursuant to IRET’s registration statement on Form S-3 (File No. 333-165977).  IRET filed a prospectus supplement, dated January 20, 2012, with the Securities and Exchange Commission in connection with the offer and sale of the Shares.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the Sales Agreement, filed as Exhibit 1.1 hereto.

This Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, and there shall not be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  The sale of securities is being made only by means of a prospectus and related prospectus supplement.

9.01.           Financial Statements and Exhibits.

The exhibits listed below are filed herewith.  The Sales Agreement is included as an exhibit only to provide information to investors regarding its terms.  The Sales Agreement contains representations, warranties and other provisions that were made, among other reasons, to provide the parties thereto with specified rights and obligations and to allocate risk among them, and it should not be relied upon as constituting or providing any factual disclosures about IRET, any other persons, any state of affairs or other matters.

(d)	Exhibits

Exhibit
Number	Description

1.1	Sales Agreement, dated January 20, 2012, among Investors Real Estate Trust, IRET Properties, and BMO Capital Markets Corp.

5.1	Opinion of Pringle & Herigstad, P.C.

8.1	Opinion of Hunton & Williams LLP

23.1	Consent of Pringle & Herigstad, P.C. (included in Exhibit 5.1 hereto)

23.2	Consent of Hunton & Williams LLP (included in Exhibit 8.1 hereto)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTORS REAL ESTATE TRUST

By: /s/ Timothy P. Mihalick
Timothy P. Mihalick
President & Chief Executive Officer

Date:           January 20, 2012